EXHIBIT 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

The Employment Agreement dated December 15, 2007 by and between Unico American Corporation (“Company”) and Cary L. Cheldin (“Employee”), as previously amended

(the “Employment Agreement”), is hereby further amended as follows:

A. The first sentence of Paragraph 6 of the Employment Agreement is amended by changing the end of the term from December 31, 2014 to December 31, 2017.

B. All other terms and conditions of the Employment Agreement remain unchanged.

COMPANY:

Unico American Corporation

By: /s/ Lester A. Aaron            Date: 9/21/2012

Lester A. Aaron, Treasurer & Chief Financial Officer

EMPLOYEE:

By: /s/ Cary L. Cheldin           Date: 9/21/2012

Cary L. Cheldin